Exhibit 99.1 - Explanation of Responses

Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:	July 29, 2009

(1) This Form 4 is filed on behalf of Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WPP X” and, together with WP X, the “WP X Funds”), Warburg Pincus X, L.P., a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”), Warburg Pincus X LLC, a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”), Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, and two affiliated partnerships (collectively, “WP VIII” and together with the WP X Funds, the “Funds”), Warburg Pincus Partners, LLC, a New York limited liability company and the sole member of WP X LLC and the general partner of WP VIII (“WPP LLC”), Warburg Pincus LLC, a New York limited liability company that manages each of the Funds (“WP LLC”), Warburg Pincus & Co., a New York general partnership and the managing member of WPP LLC (“WP”, and together with WP VIII, WPP LLC, WP LLC, the WP X Funds, WP X LP, WP X LLC, the “Warburg Pincus Entities”), William H. Janeway, and Patrick T. Hackett (together with the Warburg Pincus Entities and William H. Janeway, the “Reporting Persons”). Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC.

(2) The reported transactions involve the acquisition of shares of Common Stock of Nuance Communications, Inc. (formerly ScanSoft, Inc.) (the “Company”), as a result of the exercise of Warrants issued to WP VIII on April 8, 2004 (the “April 8 Warrants”) and May 9, 2005 (the “May 9 Warrants” and together with the April 8 Warrants, the “Warrants”), respectively. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are collectively referred to herein as the “Securities”. By reason of the provisions of Rule 16a-1 (“Rule 16a-1”), of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), WP, WPP LLC, WP LLC, the WP X Funds, WP X LP, WP X LLC, Mr. Kaye and Mr. Landy may be deemed to be beneficial owners of an indeterminate portion of the Securities. Each of WP, WPP LLC and WP LLC, the WP X Funds, WP X LP, WP X LLC, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all such Securities, except to the extent of any indirect pecuniary interest therein.

As of the date hereof, if the Funds were to exercise all the derivative securities reported in Table II of this Form 4 (the “Derivative Securities”), the Funds could collectively be deemed to beneficially own 72,995,474 shares of Common Stock in the aggregate, consisting of 56,193,244 shares of Common Stock and 16,802,230 shares of Common Stock issuable upon the exercise of the Derivative Securities.

WP VIII has a contractual right to designate one director to the Board of Directors of the Company. William H. Janeway, the WP VIII designee, became a director of the Company on April 8, 2004. Mr. Janeway is a General Partner of WP and a Member and Senior Advisor of WP LLC. As such, Mr. Janeway may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1) in an indeterminate portion of the Securities. Mr. Janeway disclaims beneficial ownership of all such Securities, except to the extent of any indirect pecuniary interest therein. Mr. Janeway also beneficially owns 45,000 shares of restricted Common Stock that were issued to him in his capacity as a director of the Company. In addition, Mr. Janeway beneficially owns options to acquire 80,000 shares of Common Stock, which options were issued to him in his capacity as a director of the Company.

WP X has a contractual right to designate one director to the Board of Directors of the Company. Patrick T. Hackett, the WP X designee, became a director of the Company on January 30, 2009. Mr. Hackett is a General Partner of WP and a Managing Director and Member of WP LLC. As such, Mr. Hackett may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1) in an indeterminate portion of the Securities. Mr. Hackett disclaims beneficial ownership of all such Securities, except to the extent of any indirect pecuniary interest therein. Mr. Hackett also beneficially owns 30,000 shares of restricted Common Stock that were issued to him in his capacity as a director.

Each of WP, WPP LLC, WP LLC, WP X LP, WP X LLC, the WP X Funds, Mr. Kaye, Mr. Landy, Mr. Janeway and Mr. Hackett disclaim beneficial ownership of all shares of the Securities that may be deemed to be beneficially owned WP VIII, except to the extent of any indirect pecuniary interest therein. The Warburg Pincus Entities, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all the Securities that may be deemed to be beneficially owned by Mr. Janeway and Mr. Hackett, except to the extent of any indirect pecuniary interest therein, and each of the Funds disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the other Funds, except to the extent of any indirect pecuniary interest therein.

WP X, WPP X, WP X LP, WP X LLC, WP VIII, WPP LLC and WP, are directors-by-deputization solely for purposes of Section 16 of the Exchange Act.

This Form 4 shall not be deemed an admission that any Reporting Person or any other person referred to herein is a beneficial owner of any Securities for purposes of Section 16 of the Exchange Act or for any other purpose or that any Reporting Person or other person has an obligation to file this Form 4